Exhibit 99.1

Contacts:	Arizona:	Texas:	New York:
	Larry Seay	Jane Hays	Chris Tofalli
	CFO & Vice President-Finance	Vice President-Corp. Develop.	Broadgate Consultants
	(480) 609-3330	(972) 612-8085	(212) 232-2222

MERITAGE CORPORATION
COMPLETES PRIVATE PLACEMENT OF SENIOR NOTES

     Scottsdale, Arizona and Dallas (April 21, 2004) – Meritage Corporation (NYSE: MTH) today announced that it completed a private placement of $130 million in aggregate principal amount of its 7% Senior Notes due May 1, 2014. The notes were priced at 98.236% of their face amount implying a yield of 7.25%. The Company intends to use the proceeds from the offering to pay down its senior credit facility, with the remainder invested in short-term investments. In connection with the offering, the Company has agreed to file an exchange offer registration statement under the Securities Act in order to exchange the unregistered notes for substantially identical registered notes.

     The notes have been offered only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and certain investors outside of the United States under Regulation S under the Securities Act. The offering of the notes has not been registered under the Securities Act or any state securities laws and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

     This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Senior Note Private Placement / 2

About Meritage Corporation

     Meritage Corporation is one of the nation’s largest single-family homebuilders, and is traded on the NYSE, symbol: MTH. Meritage operates in fast-growing states of the South and West, including five of the top ten housing markets in the country. The Meritage web site is located at www.meritagehomes.com.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements concerning our expectation of how the proceeds of the new Senior Note issue will be used. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

     With respect to the sale of the senior notes, these risks and uncertainties include: our level of indebtedness, which has increased upon closing of the offering; the senior notes are unsecured and are effectively subordinated to any secured indebtedness; the indenture for the senior notes imposes significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities and taking some corporate actions and there are restrictions on transfers of the notes.

     Meritage’s business is subject to a number of risks and uncertainties including: the strength and competitive pricing of the single-family housing market; demand for and acceptance of our homes; changes in the availability and pricing of real estate in the markets in which we operate; our ability to continue to acquire additional land or options to acquire additional land on acceptable terms; general economic slow downs; consumer confidence, which can be impacted by economic and other factors such as terrorism, war, or threats thereof and changes in stock markets; the impact of construction defect and home warranty claims; the cost and availability of insurance, including the availability of insurance for the presence of mold; interest rates and changes in the availability and pricing of residential mortgages; our lack of geographic diversification; our level of indebtedness and our ability to raise additional capital when and if needed; our ability to take certain actions because of restrictions contained in the indentures for our senior notes and the agreement for our senior unsecured credit facility; legislative or other initiatives that seek to restrain growth in new housing construction or similar measures; the success of our program to integrate existing operations with any new operations or those of past or future acquisitions; our success in locating and negotiating favorably with possible acquisition candidates; our ability to expand pre-tax margins; our dependence on key personnel and the availability of satisfactory subcontractors; the impact of inflation; our potential exposure to natural disasters; the impact of new accounting principles which govern ‘variable interest entities’ (FIN 46R), including our ability to use rolling option contracts and long-term purchase agreements to control land for future development, limitations on our ability to engage in such transactions with certain land sellers and the possibility that we may need to record more land and liabilities on our balance sheet; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K Report for the year ended December 31, 2003 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Our Future Results and Financial Condition”. As a result of these and other factors, the Company’s stock and note prices may fluctuate dramatically.

# # #